Exhibit 99.1

China GengSheng Minerals Wins Two Fracture Proppant Supply Contracts with China's Changqing Oilfield Valued at Approximately $1.3 million

GONGYI, China, April 14, 2010 (PRNewswire-Asia-FirstCall) -- China GengSheng Minerals, Inc. (NYSE Amex: CHGS), a high-tech industrial materials manufacturing company in China with products capable of withstanding high temperatures, reducing energy consumption, and boosting productivity in industries such as steel and oil, today announced it has won two fracture proppant supply contracts with China's Changqing Oilfield, a subsidiary of China National Petroleum Corporation (CNPC). The total value of the two contracts is approximately $1.3 million.

The term of both contracts is one year, with order amounts of 2,000 metric tons and unit sales price of approximately $337 per metric ton, respectively. Pursuant to the contracts, GengSheng is to start shipping fracture proppants for Changqing Oilfield immediately. Fracture proppants are light, bauxite-based, grain-like materials that have a round and smooth surface and a quality of resisting high pressure and acid corrosion. They are used by oil and gas drillers to extract pockets of oil and natural gas scattered underground.

"GengSheng has maintained solid relationship with Changqing Oilfield, due to our technological advantages and resources advantages," said Mr. Shunqing Zhang, Chairman and CEO of GengSheng. "We have successfully won Changqing’s bid for another year, which indicates the good momentum of the Fracture Proppant Segment’s long-term development."

Changqing Oilfield is China's second largest oilfield. According to CNPC’s website, Changqing Oilfield has a total area of 370,000 square kilometers for exploration, with a reported 8.5 billion tons of oil resources and 10.7 trillion cubic meters of natural gas. In 2009, the oil and gas equivalent production at Changqing had exceeded 30 million tons.

About China GengSheng Minerals, Inc.

China GengSheng Minerals, Inc. ("GengSheng") develops, manufactures and markets a broad range of high-tech industrial material products, including refractories, industrial ceramics and fracture proppants. As a market leader offering customized solutions, GengSheng sells its products primarily to the iron-and-steel industry as heat-resistant components for steel-making furnaces, industrial kilns and other high-temperature vessels to guarantee and improve the productivity of those expensive pieces of equipment while reducing their consumption of energy. Founded in 1986 and based in China's Henan province, GengSheng currently has over 200 customers in the iron, steel, oil, glass, cement, aluminum and chemical businesses located in China and other countries. GengSheng conducts business through GengSheng International Corporation, a British Virgin Islands company, and its Chinese subsidiaries, which are Henan GengSheng Refractories Co., Ltd., Zhengzhou Duesail Fracture Proppant Co., Ltd., Henan GengSheng Micronized Powder Materials Co., Ltd, Guizhou SouthEast Prefecture Co., Ltd., GengSheng New Materials Co., Ltd, and Henan GengSheng High Temperature Materials Co., Ltd.

For more information about the Company, please visit http://www.GengSheng.com .

Safe Harbor Statement

This press release may contain certain "forward-looking statements" relating to the business of China GengSheng Minerals, Inc., and its subsidiary companies. All statements other than statements of historical fact included herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's ability to meet its projected output for the term of the supply contract; the general ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website at http://www.sec.gov . All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

In China:
China GengSheng Minerals, Inc.
Ms. Wendy Sun
Finance Manager and Investor Relations
Tel: +86-159-3870-8666
Email: gswendy@gengsheng.com

Mr. Shuai Zhang
Investor Relations
Email: gszs@gengsheng.com

In the U.S.:

RedChip Companies, Inc.
Mr. Dave Gentry
President
Tel: +1-407-644-4256, Ext. 104
Email: info@redchip.com

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SOURCE: China GengSheng Minerals, Inc.